UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2021
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2021, Stratus Block 150, L.P., a Texas limited partnership (the Limited Partnership) and subsidiary of Stratus Properties Inc. (Stratus), completed financing transactions the proceeds of which were used to purchase the land for Block 150, a proposed luxury high-rise rental project in downtown Austin, Texas. The proceeds will also be used to fund additional predevelopment costs of the project. These financing transactions included (i) the Limited Partnership entering into a $14.0 million land acquisition loan agreement with Comerica Bank (Comerica), as lender, and (ii) the Limited Partnership raising $11.7 million from the sale of Class B limited partnership interests in a private placement, along with $3.9 million in cash and pursuit costs contributed by Stratus Block 150 GP, L.L.C., a Texas limited liability company and general partner of the Limited Partnership (the General Partner), and Stratus Properties Operating Co., L.P., a Texas limited partnership and the sole Class A limited partner of the Limited Partnership (the Class A limited partner), both wholly-owned subsidiaries of Stratus.

The Limited Partnership issued, in a private placement exempt from registration under federal and state securities laws, Class B limited partnership interests to a limited number of “accredited investors,” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the Class B limited partners), for $11.7 million (the Offering), resulting in the Class B limited partners owning an aggregate of 75.0% of the equity capital interest in the Limited Partnership. Upon completion of the Offering, Stratus holds, in the aggregate, a 25.0% indirect equity capital interest in the Limited Partnership through the Stratus subsidiaries serving as the General Partner and the Class A limited partner of the Limited Partnership.

In connection with the financing transactions and purchase of land for Block 150, the General Partner, the Class A limited partner and the Class B limited partners entered into an Amended and Restated Limited Partnership Agreement (the Partnership Agreement), effective as of August 31, 2021. The Partnership Agreement anticipates that Block 150 will be capitalized in a two-phase process consisting of the initial “land partnership” and potentially followed by the “development partnership.” The land partnership phase is intended to encompass acquiring the land (completed on September 1, 2021), obtaining downtown density bonus approvals, site development permit approvals and other approvals necessary to develop the project as envisioned, completing design and site planning work, and positioning the Limited Partnership to raise the substantial additional debt and equity capital that will be needed to enter into the development partnership phase, start construction and complete the development of Block 150. To complete the financing for the land partnership phase, the Limited Partnership intends to raise an additional $5.4 million in equity capital no later than March 31, 2022, resulting in a total of $21.0 million in equity and $14.0 million in debt financing. If the General Partner determines to proceed with the development partnership phase, the General Partner intends to cause the Limited Partnership to sell additional interests in the Limited Partnership to existing or new partners, subject to a right of first offer in favor of existing Class B limited partners and other limitations described in the Partnership Agreement.

The Limited Partnership will be managed by the General Partner. The Class B limited partners have limited approval rights, generally only in connection with (i) amendments to the Partnership Agreement that would materially affect a Class B limited partner’s economic rights (excluding the sale of new interests to raise additional capital for the Limited Partnership in accordance with the Partnership Agreement), and (ii) a sale of Block 150 to a Stratus affiliate. The Class B limited partnership interests are subject to substantial restrictions on transfer under the Partnership Agreement and applicable law, including approval by the General Partner. For the land partnership phase, capital contributions will accrue an 8.0% annual return. The Limited Partnership will pay a loan guaranty fee to Stratus for Status’ guaranty of the Block 150 land acquisition loan (as described in Item 8.01 below) in an amount equal to 1.0% of the outstanding principal balance of the loan per year. If a change of control of Stratus occurs as defined in the Partnership Agreement, each Class B limited partner will have a put right, requiring the Class A limited partner to purchase all, but not less than all, of such Class B limited partner’s interests, for a price generally providing a cumulative 10.0% return on capital contributions. The anticipated size, scope and cost of Block 150 could change materially, depending on regulatory approvals, market conditions, and the completion of design, site planning and financing. If the General Partner were to determine that a financially attractive project for Block 150 cannot be completed, the development partnership would not proceed, the land for Block 150 would be sold and the Limited Partnership would be liquidated.

The JBM Trust, of which James R. Moffett, Jr. serves as co-trustee, purchased Class B limited partnership interests, representing an approximately 6.4% equity capital interest in the Limited Partnership, for a cash payment of $1.0 million, on the same terms as other Class B limited partners. Mr. Moffett has reported beneficial ownership of 625,000 shares (approximately 7.6%) of Stratus’ outstanding common stock by virtue of serving as sole manager of LCHM Holdings, LLC.

The foregoing summary of the Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement, a copy of which will be filed as an exhibit to Stratus’ Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Item 8.01. Other Events.

On September 1, 2021, the Limited Partnership entered into an 18-month, $14.0 million land acquisition loan agreement with Comerica, guaranteed by Stratus and secured by the Block 150 project.

On September 7, 2021, Stratus issued a press release, titled “Stratus Properties Inc. Announces Purchase of Land and Plans to Develop Block 150 in Downtown Austin.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Press release dated September 7, 2021, titled “Stratus Properties Inc. Announces Purchase of Land and Plans to Develop Block 150 in Downtown Austin.”
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: September 7, 2021